Third Quarter Earnings Call Supplemental Information November 2, 2022

Enhabit Home Health & Hospice 2 Disclaimer Forward looking statements Statements contained in this presentation which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, and our ability to control costs, particularly labor and employee benefit costs. Our Form 10 Registration Statement dated June 14, 2022 and subsequent quarterly reports on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward- looking statements in this presentation. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, furnished as of the date of this presentation with the SEC, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Overview of Quarter Results 4-10 Detailed Financial and Operational Results 11-16 Debt, Liquidity and Cash Flow 17-19 Guidance 20-24 Company Overview 25-27 Appendix, Including Reconciliations to GAAP 28-42

Enhabit Home Health & Hospice 4 Overview of Quarter Results

Enhabit Home Health & Hospice 5 Home health continues to show strong growth in Medicare Advantage admissions. Non-episodic admissions grew 31.5%, driving total admissions growth of 2.7% year over year. Total admissions are up 1.8% year to date for 2022. $265.7M Revenue $31.7M Adjusted EBITDA 49,739 Home Health Total Admissions 2,982 Hospice Admissions 60,396 Home Health Completed Episodes 3,486 Hospice Average Daily Census Strategic changes are providing positive momentum in hospice. Referrals increased 1.6% sequentially from Q2. Hospice admissions increased 5.2% sequentially from Q2. Average daily census grew 1.1% sequentially from Q2. $3,009 Home Health Revenue per Completed Episode $154 Hospice Revenue per Day $92 Home Health Cost per Visit $71 Hospice Cost per Day Reconciliations to GAAP provided on pages 38 to 44 Quarterly Results at a Glance The resumption of sequestration, continued home health payor mix shift, inflation and Hurricane Ian all impacted the quarter. The resumption of sequestration and home health payor mix shift reduced consolidated net service revenue and Adjusted EBITDA by approximately $10 million. Hurricane Ian resulted in an estimated 200 lost home health admissions in the quarter. Cost of services increased due to higher costs of labor, fleet and mileage reimbursement.

Enhabit Home Health & Hospice 6 Q3’22 Strategic Commentary • Total admissions growth driven by 31.5% year over year growth in non-episodic admissions • Staffing capacity continues to improve • Revenue per episode increased 3.2% year over year primarily due to an increase in Medicare reimbursement rates, the timing of completed episodes, and patient mix under the Patient Driven Groupings Model offset by the resumption of sequestration • Cost per visit increased 5.7% year over year primarily due to merit and market rate increases for clinical staff, increased costs associated with fleet and mileage reimbursement, and increased costs associated with workers' compensation expense Home health total admissions increased 2.7% year over year Hospice average daily census decreased 9.1% year over year; grew 1.1% sequentially from Q2 • Admissions decreased 8.6% year over year; increased 5.2% sequentially from Q2 - Staffing capacity continues to improve - Diversification of referrals yielded a 1.6% increase in referrals sequentially from Q2 • Revenue per day increased 2.7% year over year primarily due to lower hospice cap exposure and patient mix • Cost per day increased 6.0% year over year primarily due to an increased use of contract labor, lower clinical productivity and increased costs associated with fleet and mileage reimbursement

Enhabit Home Health & Hospice 7 Q3’22 Strategic Commentary • The resumption of sequestration, continued shift to more non-episodic patients in home health, and lower volumes in hospice combined to decrease consolidated revenue by $15 million year over year - Full resumption of sequestration on July 1, 2022 decreased revenue approximately $5 million in Q3 2022 ($4 million home health; $1 million hospice) - Approximately 23% of total home health visits were non-episodic visits in Q3 2022, up from approximately 18% of total visits in Q3 2021 • Adjusted EBITDA decreased primarily due to the resumption of sequestration; continued shift to more non-episodic patients in home health; lower volumes in hospice; higher costs of services related to labor; incremental costs associated with being a stand-alone company; and fleet and mileage reimbursement - Merit and market rate increases for nurses and increased use of contract labor impacted labor costs - Incremental stand-alone company costs impacted Adjusted EBITDA by approximately $2 million year over year - Costs associated with fleet and mileage reimbursement increased approximately $2 million year over year Consolidated Adjusted EBITDA decreased 26.3% year over year Consolidated revenue decreased $8.2 million, or 3%, year over year Reconciliations to GAAP provided on pages 38 to 44

Enhabit Home Health & Hospice 8 Q3’22 Strategic Commentary • Deploying a disciplined approach to manage growth in Medicare Advantage and close the rate differential – Payor innovation team is actively engaged in discussions with payors around our value proposition – Experiencing success negotiating episodic rate contracts with local and regional payors – Agreed to terms with nine Medicare Advantage and commercial regional or multistate plans. Continued Growth in Medicare Advantage Labor trends are begining to stabilize • Staffing constraints experienced earlier in the year that restricted our capacity are easing • 55 net new full time nursing hires in Q3 • Positive results from virtual clinical orientation pilot • PDO usage in Q3 returned to more normal levels; hours taken were essentially flat year over year • PRN visits increased 13.5% sequentially

Enhabit Home Health & Hospice 9 Q3’22 Strategic Commentary Strategically reinvesting for growth • Robust acquisition pipeline • Two acquisitions already closed in the fourth quarter of 2022 - Closed Caring Hearts Hospice in northeast Texas on October 1st; added four locations - Closed Unity Hospice in Arizona on November 1st; added one location • Opened three hospice de novo locations year-to-date. - Expect to open three to four additional de novo locations in the fourth quarter with more to follow in first quarter of 2023 Home Health Hospice Total December 31, 2020 241 82 323 De Novo Locations Opened 0 3 3 Acquired Locations 11 11 22 Merged/Closed Locations (1) 0 (1) December 31, 2021 251 96 347 De Novo Locations Opened 0 3 3 Acquired Locations 1 1 2 Merged/Closed Locations (2) 0 (2) September 30, 2022 250 100 350 Acquired Locations 0 5 5 November 1, 2022 250 105 355

Enhabit Home Health & Hospice 10 Home Health & Hospice Highlights Home Health Q3 Overview 4th Largest Provider of Medicare-Certified Skilled Home Health Services 34Home Health Locations States Hospice Q3 Overview 12th Largest Provider of Medicare-Certified Hospice Services 22Hospice Locations States 82,101 Total Starts of Care 49,739 Total Admissions $3,009 Revenue per Episode $92 Total Cost per Visit 1,175,002 Total Visits 2,982 Total Admissions 3,486 Average Daily Census $154 Revenue per Day $71 Cost per Day 103 Average Length of Stay Note: Market share is based on 2020 Medicare expenditures. Location count is as of September 30, 2022. 250 100

Enhabit Home Health & Hospice 11 Detailed Financial and Operational Results

Enhabit Home Health & Hospice 12 Consolidated Results Q3 '22 vs. '21($ in millions, except per share data) 2022 2021 Home health net service revenue $216.3 $221.1 (2.2) % Hospice net service revenue $49.4 $52.8 (6.4) % Total net service revenue $265.7 $273.9 (3.0) % % of Revenue % of Revenue Cost of services 49.8% $(132.3) 47.9% $(131.2) 0.8 % Gross margin 50.2% $133.4 52.1% $142.7 (6.5) % Administrative & general expenses 38.2% $(101.4) 36.3% $(99.4) 2.0 % Operating expenses 88.0% $(233.7) 84.2% $(230.6) 1.3 % Equity in net income of nonconsolidated affiliates $0.0 $(0.1) Noncontrolling interests $0.3 $0.4 Adjusted EBITDA $31.7 $43.0 (26.3) % Adjusted EBITDA margin 11.9% 15.7 % Adjusted EPS (see calculations on slides 36 and 37) $0.19 $0.50 (62.0) % In arriving at Adjusted EBITDA, the following were excluded: Loss (gain) on disposal of assets $0.7 $(0.1) Stock compensation expense $4.5 $0.3 Other losses $0.9 $4.6 Revenue • Resumption of sequestration reduced revenue by $5 million • Continued shift to more non-episodic patients in home health reduced revenue by $5 million • Lower volumes in hospice reduced revenue by $5 million Adjusted EBITDA • Lower revenue • Higher cost of services related to labor, fleet and mileage reimbursement • Approximately $2 million of incremental administrative and general costs as stand-alone company Reconciliations to GAAP provided on pages 36 to 42

Home Health Segment

($ in millions)	Q3 2022	Q3 2021	'22 vs. '21
Net service revenue	**$216.3**	**$221.1**	**(2.2)%**
Cost of services	$109.6	$107.6	1.9 %
Gross margin	*49.3 %*	*51.3 %*	
Adjusted EBITDA	**$44.6**	**$51.2**	**(12.9)%**
% Adj. EBITDA margin	*20.6 %*	*23.2 %*	
Operational metrics (Actual Amounts)			
Starts of care			
Episodic admissions	35,487	37,577	(5.6)%
Non-episodic admissions	14,252	10,835	31.5 %
Total admissions	**49,739**	**48,412**	**2.7 %**
Same-store total admissions growth			*1.3 %*
Episodic recertifications	25,821	27,742	(6.9)%
Non-episodic recertifications	6,541	5,200	25.8 %
Total recertifications	**32,362**	**32,942**	**(1.8)%**
Same-store total recertifications growth			*(2.4)%*
Total starts of care	**82,101**	**81,354**	**0.9 %**
Completed episodes	**60,396**	**66,065**	**(8.6)%**
Revenue per episode	**$3,009**	**$2,916**	**3.2 %**
Visits per episode	**14.9**	**15.0**	**(0.7)%**
Total visits	**1,175,002**	**1,213,370**	**(3.2)%**
Non-episodic visits	272,282	220,260	23.6 %
Cost per visit	**$92**	**$87**	**5.7 %**

Revenue

- Strong growth in non-episodic admissions drove total admissions growth
- Resumption of sequestration reduced revenue $4 million

Adjusted EBITDA

- Lower revenue
- Higher cost of services related to labor, fleet, mileage reimbursement, and workers' compensation costs

Enhabit Home Health & Hospice

Reconciliations to GAAP provided on pages 36 to 42

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Enhabit Home Health & Hospice 14 Hospice Segment Q3 '22 vs. '21($ in millions) 2022 2021 Net service revenue $49.4 $52.8 (6.4) % Cost of services $22.7 $23.6 (3.8) % Gross margin 54.0% 55.3 % Adjusted EBITDA $9.3 $13.1 (29.0) % % Adj. EBITDA margin 18.8% 24.8 % Operational metrics (Actual Amounts) Total admissions 2,982 3,262 (8.6) % Same-store total admissions growth (11.3) % Patient days 320,732 352,691 (9.1) % Discharged average length of stay 103 106 (2.8) % Average daily census 3,486 3,834 (9.1) % Revenue per day $154 $150 2.7 % Cost per day $71 $67 6.0 % Revenue • Recovery continued with sequential growth in admissions and average daily census • Resumption of sequestration reduced revenue $1 million Adjusted EBITDA • Lower revenue • Higher cost of services on lower revenues related to labor as a (including increased use of contract labor), fleet and mileage reimbursement Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 15 Consolidated Adjusted EBITDA (1) Home office administrative and general expenses in the above table exclude stock compensation of $4.5 million and $0.3 million for Q3 2022 and Q3 2021, $0.9 million and $4.1 million in costs associated with the strategic alternatives review for Q3 2022 and Q3 2021, $0.0 million and $0.5 million of stock compensation included in overhead for Q3 2022 and 2021, as well as a $0.7 million loss and a $0.1 million gain on the disposal or impairment of assets for Q3 2022 and Q3 2021, respectively. ($ in millions) Q3 2022 % of Consolidated Revenue Q3 2021 % of Consolidated Rev. Home health segment Adjusted EBITDA $44.6 $51.2 Hospice segment Adjusted EBITDA $9.3 $13.1 Home office administrative and general expenses(1) $(22.2) 8.4% $(21.3) 7.8 % Consolidated Adjusted EBITDA $31.7 $43.0 Home office administrative and general expenses increased as a percentage of revenue year over year primarily due to the lower revenue base and incremental costs as a stand-alone company. Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 16 Clinical Expertise and High-Quality Outcomes National Average Enhabit % Above National Average QoPC Star Rating(1) 3.3 3.8 15% HHCAHPS Star Rating(2) 3.7 3.9 5% 30-Day Hospital Readmission Rate 17.3%(3) 14.0% 330 bps better Standardized Protocols Motivated Clinicians Disciplined Use of Technology Superior Performance 99% of our home health agencies are 3 Stars or higher; 47% are 4 Stars or higher(1) 98% of our home health agencies are 3 Stars or higher; 77% are 4 Stars or higher(1) Percent of patients readmitted to an acute care hospital (1) Quality of Patient Care (QoPC) Star Rating as of July 2022 (2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of July 2022 (3) AHHQI 2021 Chart Book

Enhabit Home Health & Hospice 17 Debt, Liquidity and Cash Flow

Enhabit Home Health & Hospice 18 Debt & Liquidity Metrics ($ in millions) September 30, 2022 Advances under $350 million revolving credit facility, due 2027 $170.0 $400 million term loan facility, due 2027 $392.9 Finance lease obligations $5.7 Total debt $568.6 Less: Cash and cash equivalents $44.1 Net debt $524.5 Net debt to Adjusted EBITDA 3.1 x Trailing twelve-month EBITDA $168.0 Available liquidity $224.1 Notes: • In mid-October 2022, we entered into an interest rate swap to fix the rate on ~50% of our term loan. The swap fixes the SOFR component of our interest rate at 4.3%. • The Q3 2022 interest rate was 3.9% and the October interest rate was 4.9% (SOFR + credit spread adjustment + 175 bps) Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 19 Adjusted Free Cash Flow 2022 YTD 2021 YTD Adjusted EBITDA ($ in thousands) $87,317 $105,012 Change in net working capital (6,561) (8,297) Cash interest payments (123) (145) Cash tax payments - - Maintenance capital expenditures 2616 3,129 Adjusted free cash flow $78,017 $93,441 The reduction in Adjusted EBITDA was the primary driver of lower adjusted free cash flow year over year. See uses of free cash flow on slide 24. ($ in millions) $100.7 $(29.2) $(2.3)$(5.8) $14.9 $1.8 $80.1 Adj. Free Cash Flow YTD 2021 Adjusted EBITDA Cash Interest Payments Change in Working Capital Cash Tax Payments, Net of Refunds Maintenance Capital Expenditures Adj. Free Cash Flow YTD 2022 $0 $25 $50 $75 $100 Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 20 Guidance

Enhabit Home Health & Hospice 21 2022 Guidance Revised November 1, 2022 ($ in millions, except per share data) 2022 Updated Guidance 2022 Previous Guidance 2021 Adjusted(1) Net service revenue $1,070 to $1,080 $1,075 to $1,100 $1,107 Adjusted EBITDA $150 to $155 $155 to $170 $197 Adjusted EPS $1.37 to $1.50 $1.47 to $1.75 $2.35 (1) Reflects Enhabit on a carve-out basis Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 22 Guidance Considerations Changes since prior guidance are underlined • An increase of 3.4% in Medicare pricing prior to resumption of sequestration • Cost per visit increase of 6% to 7% • Impact of Hurricane Ian Commentary: Home Health Projections • Capacity constraints related to staffing in the first half of 2022 led to a decline in hospice referrals; recovery of volumes has been slower than anticipated • An increase of 2.0% in Medicare pricing prior to resumption of sequestration • Cost per patient day increase of 3.5% to 4.5% Commentary: Hospice Projections • Incremental general and administrative costs of $20 million to $21 million(1) • Incremental expense of approximately $2 million for de novo locations • Interest expense of $13 million to $15 million • Tax rate of approximately 26% • Diluted share count of approximately 50 million shares • Guidance excludes nonrecurring costs related to the separation from Encompass Health Commentary: Consolidated Projections (1) The incremental A&G costs for Enhabit on a full-year basis are expected to be $26 million to $28 million, with that run rate achieved by the end of FY 2023. Enhabit's FY 2022 incremental A&G is expected to be lower than this range due to the lower cost of overhead allocated from Encompass Health prior to the separation date. See page 31 for overhead allocations from Encompass Health.

Enhabit Home Health & Hospice 23 Adjusted Free Cash Flow Assumptions Certain cash flow items (in millions) 2021 Adjusted(1) 2022 YTD 2022 Assumptions Cash interest payments $0.3 $6.0 $13 to $15 Cash income tax payments, net of refunds 28.4 11.8 $11 to $13 Working capital 32.8 18.0 $20 to $25 Maintenance capital expenditures 5.4 3.1 $5 to $8 Adjusted free cash flow $130.3 $80.1 $89 to $106 (1) Reflects Enhabit on a carve-out basis Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 24 Uses of Free Cash Flow (in millions) 2021 Adjusted(1) 2022 YTD 2022 Assumptions Growth in Core Business De novos $— $0.5 $2 to $3 Acquisitions(2)(3) $117.5 $— $50 to $100 Debt redemptions (borrowings), net(4) $— $5.0 TBD (1) Reflects Enhabit on a carve-out basis (2) On January 1, 2022, we acquired a 50% equity interest from Frontier Home Health and Hospice, LLC in a joint venture with Saint Alphonsus system which operates home health and hospice locations in Boise, Idaho. The total purchase price was $15.9 million and was funded on December 31, 2021. (3) On October 1, 2022, we acquired Caring Hearts Hospice in northeast Texas. On November 1, 2022, we acquired Unity Hospice in Arizona. The combined purchase price of these acquisitions was approximately $18 million. See Page 9. (4) Amounts in this row do not include debt incurred as part of the separation transaction from Encompass Health.

Enhabit Home Health & Hospice 25 Company Overview

Enhabit Home Health & Hospice 26 Overview 86 hospice locations co-located with home health locations(1) 11 states where we are #1 or #2 in home health(2) ~69% of total Medicare home health spend occurs in states in which we operate(2) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of September 30, 2022 (2) Based on 2020 Home Health Medicare revenues 100 Hospice Locations(1) 250 Home Health Locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in thier homes For over 20 years, we've provided care with high-quality outcomes becoming a trusted partner of health systems, payors and other risk-bearing entities We operate nationally across 34 states with 10,000+ employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success

Growth Strategy

Multi-faceted growth avenues with clearly defined areas of opportunity

Drive organic growth at existing operations

Currently located in states that represent ~69% of 2020 total Medicare home health spend

Execute on de novo strategy

Expecting to open 10 de novo locations per year

Pursue strategic acquisitions

In 2022, we expect to spend approximately $50 to $100 million on acquisitions

Leverage care transitions expertise

Attractive partner due to quality of outcomes, data management capabilities, scale and market density

Expand Medicare Advantage focus

Total Medicare beneficiaries choosing Medicare Advantage expected to grow to 51% by 2030 compared to ~44% in 2021

Explore adjacent service offerings

Explore adjacent verticals to further bolster our footprint in home health services

Enhabit Home Health & Hospice

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Enhabit Home Health & Hospice 28 Appendix

Enhabit Home Health & Hospice 29 Home Health Operational Metrics (In Millions) Q3 2022 Q2 2022 Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 FY 2021 Home health net service revenue $216.3 $220.2 $224.9 $224.0 $221.1 $232.3 $219.9 $897.3 (Actual Amounts) Total admissions 49,739 49,399 53,309 50,817 48,412 50,598 50,799 200,626 Episodic admissions 35,487 36,106 38,971 37,908 37,577 39,657 40,215 155,357 Non-episodic admissions 14,252 13,293 14,338 12,909 10,835 10,941 10,584 45,269 Total recertifications 32,362 32,440 31,787 32,621 32,942 33,794 31,902 131,259 Episodic recertifications 25,821 25,993 25,808 27,273 27,742 28,296 28,083 111,394 Non-episodic recertifications 6,541 6,447 5,979 5,348 5,200 5,498 3,819 19,865 Total starts of care 82,101 81,839 85,096 83,438 81,354 84,392 82,701 331,885 Completed episodes 60,396 62,691 63,111 64,242 66,065 67,839 66,435 264,581 Avg. revenue per episode $3,009 $2,972 $3,038 $3,010 $2,916 $2,967 $2,923 $2,954 Visits per episode 14.9 15.0 15.2 15.1 15.0 15.6 15.8 15.4 Total visits 1,175,002 1,217,447 1,228,084 1,219,906 1,213,370 1,297,350 1,239,073 4,969,699 Non-episodic visits 272,282 275,679 270,253 246,777 220,260 240,006 191,056 898,099 Cost per visit $92 $88 $86 $85 $87 $80 $81 $83

Enhabit Home Health & Hospice 30 Hospice Operational Metrics (In Millions) Q3 2022 Q2 2022 Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 FY 2021 Hospice net service revenue $49.4 $47.8 $49.4 $52.1 $52.8 $53.8 $50.6 $209.3 (Actual Amounts) Total admissions 2,982 2,835 3,246 3,223 3,262 3,298 3,330 13,113 Patient days 320,732 313,718 319,834 334,011 352,691 351,878 334,400 1,372,980 Discharged average length of stay 103 109 108 106 106 115 100 107 Average daily census 3,486 3,447 3,554 3,631 3,834 3,867 3,716 3,762 Revenue per day $154 $152 $154 $156 $150 $153 $151 $152 Cost per day $71 $69 $68 $66 $67 $65 $65 $66

Enhabit Home Health & Hospice 31 Reconciliation of Historic Segment Adjusted EBITDA of Encompass Health to Enhabit Adjusted EBITDA PLACE HOLDER – WILL NEED: • EBITDA to Net income • Adjusted EPS to reported EPS and Net income ($ in millions) Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Q1 2022 Q2 2022 YTD 2022 Encompass Health Segment Adjusted EBITDA $50.8 $61.7 $46.4 $52.6 $211.5 $50.1 $43.8 $93.9 Less: Overhead allocation from Encompass Health (3.8) (4.6) (3.9) (4.4) (16.7) (3.6) (4.1) (7.7) Add: stock compensation included in overhead allocation 0.2 0.9 0.5 0.8 2.4 0.5 0.6 1.1 Enhabit Adjusted EBITDA $47.2 $58.0 $43.0 $49.0 $197.2 $47.0 $40.3 $87.3 Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 32 Consolidated Results – YTD 2022 Year-To-Date '22 vs. '21 ($ in millions, except per share data) 2022 2021 Home health net service revenue $661.4 $673.3 (1.8) % Hospice net service revenue $146.6 $157.2 (6.7) % Total net service revenue $808.0 $830.5 (2.7) % % of Revenue % of Revenue Cost of services 48.6% $(392.3) 46.4% $(385.4) 1.8 % Gross margin 51.4% $415.7 53.6% $445.1 (6.6) % Administrative & general expenses 36.5% $(295.1) 35.8% $(297.7) (0.9) % Operating expenses 85.1% $(687.4) 82.3% $(683.1) 0.6 % Other income $— $(1.6) Equity in net income of nonconsolidated affiliates $— $(0.5) Noncontrolling interests $1.6 $1.3 Adjusted EBITDA $119.0 $148.2 (19.7) % Adjusted EBITDA margin 14.7% 17.8 % Adjusted EPS $1.21 $1.78 (32.0) % In arriving at Adjusted EBITDA, the following were excluded: Gain on disposal of assets $0.1 $(0.4) Stock compensation expense $7.1 $2.1 Other losses $8.1 $10.4 Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 33 Home Health Segment Results – YTD 2022 Year-To-Date '22 vs. '21($ in millions) 2022 2021 Net service revenue $661.4 $673.3 (1.8) % Cost of services 326.4 $317.2 2.9 % Gross margin 50.7% 52.9 % Adjusted EBITDA $155.3 $170.5 (8.9) % % Adj. EBITDA margin 23.5% 25.3 % Operational metrics (Actual Amounts) Starts of care Episodic admissions 110,564 117,449 (5.9) % Non-episodic admissions 41,883 32,360 29.4 % Total admissions 152,447 149,809 1.8 % Same-store total admissions growth (1.0) % Episodic recertifications 77,622 84,121 (7.7) % Non-episodic recertifications 18,967 14,517 30.7 % Total recertifications 96,589 98,638 (2.1) % Same-store total recertifications growth (3.6) % Total starts of care 249,036 248,447 0.2 % Completed episodes 186,198 200,339 (7.1) % Revenue per episode $3,006 $2,936 2.4 % Visits per episode 15.1 15.5 (2.6) % Total visits 3,620,533 3,749,793 (3.4) % Non-episodic visits 818,214 651,322 25.6 % Cost per visit $89 $83 7.2 % Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 34 Hospice Segment Results – YTD 2022 Year-To-Date '22 vs. '21($ in millions) 2022 2021 Net service revenue $146.6 $157.2 (6.7) % Cost of services $65.8 $68.2 (3.5) % Gross margin 55.1% 56.6 % Adjusted EBITDA $32.8 $41.1 (20.2) % % Adj. EBITDA margin 22.4% 26.1 % Operational metrics (Actual Amounts) Total admissions 9,063 9,890 (8.4) % Same-store total admissions growth (16.4) % Patient days 954,284 1,038,969 (8.2) % Discharged average length of stay 107 107 — % Average daily census 3,496 3,806 (8.1) % Revenue per day $154 $151 2.0 % Cost per day $69 $66 4.5 % Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 35 Payor Sources As a % of Revenue Q3 2022 Q3 2021 YTD 2022 YTD 2021 FY 2021 Consolidated Medicare 77.6% 81.9% 78.4% 82.2% 81.9 % Medicare Advantage 14.5% 10.4% 13.7% 10.4% 10.6 % Managed Care 6.4% 6.2% 6.6% 5.8% 5.9 % Medicaid 1.4% 1.4% 1.2% 1.4% 1.4 % Other 0.1% 0.1% 0.1% 0.2% 0.2 % Total 100.0% 100.0% 100.0% 100.0% 100.0 % Home Health Medicare 73.6% 78.2% 74.5% 78.6% 78.2 % Medicare Advantage 17.8% 12.9% 16.7% 12.8% 13.1 % Managed Care 7.0% 7.3% 7.4% 6.8% 6.9 % Medicaid 1.5% 1.5% 1.4% 1.6% 1.6 % Other 0.1% 0.1% — % 0.2% 0.2 % Total 100.0% 100.0% 100.0% 100.0% 100.0 % Hospice Medicare 95.7% 97.7% 96.5% 98.0% 97.9 % Managed Care 3.5% 1.7% 2.9% 1.4% 1.5 % Medicaid 0.8% 0.6% 0.6% 0.6% 0.6 % Total 100.0% 100.0% 100.0% 100.0% 100.0%

Enhabit Home Health & Hospice 36 EPS Calculation: Q3 2022 Adjusted EPS – Q3 2022 ($ in millions, except per share amounts) As Reported Transaction Costs As Adjusted Adjusted EBITDA $31.7 $— $31.7 Depreciation and amortization (8.0) — (8.0) Interest exp. and amortization of debt discounts & fees (6.2) — (6.2) Gain on disposal or impairment of assets (0.7) — (0.7) Stock compensation expense (4.5) — (4.5) Transaction costs (0.9) 0.9 — Net income before income taxes 11.4 0.9 12.3 Income tax (expense) benefit (2.8) (0.1) (2.9) Net income attributable to Enhabit $8.6 $0.8 $9.4 Diluted earnings per share $0.17 $0.02 $0.19 Diluted shares 49.7 49.7

Enhabit Home Health & Hospice 37 EPS Calculation: Q3 2021 Adjusted EPS – Q3 2021 ($ in millions, except per share amounts) As Reported Transaction Costs As Adjusted Adjusted EBITDA $43.0 $— $43.0 Depreciation and amortization (9.4) — (9.4) Interest exp. and amortization of debt discounts & fees (0.1) — (0.1) Gain on disposal or impairment of assets 0.1 — 0.1 Stock compensation expense (0.3) — (0.3) Stock compensation included in overhead allocation (0.5) — (0.5) Transaction costs (4.1) 4.1 — Net income before income taxes 28.7 4.1 32.8 Income tax expense (7.1) (1.0) (8.1) Net income attributable to Enhabit $21.6 $3.1 $24.7 Diluted earnings per share $0.44 $0.06 $0.50 Diluted shares 49.6 49.6

Enhabit Home Health & Hospice 38 EPS Calculation: YTD 2022 Adjusted EPS – YTD 2022 ($ in millions, except per share amounts) As Reported Transaction Costs As Adjusted Adjusted EBITDA $119.0 $— $119.0 Depreciation and amortization (24.7) — (24.7) Interest exp. and amortization of debt discounts & fees (6.3) — (6.3) Loss on disposal or impairment of assets (0.1) — (0.1) Stock compensation expense (7.1) — (7.1) Stock compensation included in overhead allocation (1.1) — (1.1) Transaction costs (7.0) 7.0 — Net income before income taxes 72.7 7.0 79.7 Income tax expense (17.9) (1.6) (19.5) Net income attributable to Enhabit $54.8 $5.4 $60.2 Diluted earnings per share $1.10 $0.11 $1.21 Diluted shares 49.7 49.7

Enhabit Home Health & Hospice 39 EPS Calculation: YTD 2021 Adjusted EPS – YTD 2021 ($ in millions, except per share amounts) As Reported Income Tax Adjustments Transaction Costs As Adjusted Adjusted EBITDA $148.2 $— $— $148.2 Depreciation and amortization (27.9) — — (27.9) Interest exp. and amortization of debt discounts & fees (0.2) — — (0.2) Gain on disposal or impairment of assets 0.4 — — 0.4 Stock compensation expense (2.1) — — (2.1) Stock compensation included in overhead allocation (1.6) — — (1.6) Transaction costs (8.8) — 8.8 — Net income before income taxes 108.0 — 8.8 116.8 Income tax expense (26.2) (0.3) (2.2) (28.7) Net income attributable to Enhabit $81.8 $(0.3) $6.6 $88.1 Diluted earnings per share $1.65 $— $0.13 $1.78 Diluted shares 49.6 49.6

Enhabit Home Health & Hospice 40 Reconciliation of Net Income to Adjusted EBITDA – Consolidated Third Quarter YTD ($ in millions) 2022 2021 2022 2021 Net income $8.9 $22.0 $56.4 $83.1 Income tax expense 2.8 7.1 17.9 26.2 Interest expense and amortization of debt discounts and fees 6.2 0.1 6.3 0.2 Depreciation and amortization 8.0 9.4 24.7 27.9 Loss (gain) on disposal or impairment of assets 0.7 (0.1) 0.1 (0.4) Stock-based compensation 4.5 0.3 7.1 2.1 Stock-based compensation including overhead allocation — 0.5 1.1 1.6 Net income attributable to noncontrolling interests (0.3) (0.4) (1.6) (1.3) Transaction costs 0.9 4.1 7.0 8.8 Adjusted EBITDA $31.7 $43.0 $119.0 $148.2

Enhabit Home Health & Hospice 41 Reconciliation of Cash Provided by Operations to Adjusted EBITDA Third Quarter YTD ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $1.0 $6.6 $76.0 $100.2 Interest expense and amortization of debt discounts and fees 6.2 0.1 6.3 0.2 Equity in net income of nonconsolidated affiliates — 0.1 — 0.5 Net income attributable to noncontrolling interests in continuing operations (0.3) (0.4) (1.6) (1.3) Distributions from nonconsolidated affiliates — — — (0.2) Current portion of income tax expense 3.9 7.2 20.4 25.4 Change in assets and liabilities 20.3 24.7 10.0 11.1 Transaction costs 0.9 4.1 7.0 8.8 Stock-based compensation included in overhead allocation — 0.5 1.1 1.6 Other (0.3) 0.1 (0.2) 1.9 Adjusted EBITDA $31.7 $43.0 $119.0 $148.2

Enhabit Home Health & Hospice 42 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow PLACE HOLDER – WILL NEED: • EBITDA to Net income • Adjusted EPS to reported EPS and Net income Third Quarter YTD ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $1.0 $6.6 $76.0 $100.2 Cash expenditures for maintenance (0.5) (1.9) (3.1) (4.9) Distributions paid to non controlling interests of consolidated affairs (0.2) (0.3) (0.9) (1.6) Items non-indicative of ongoing operations performance: Stock-based compensation including overhead allocation — 0.5 1.1 1.6 Transaction costs and related assumed liabilities 1.8 2.3 7.0 5.4 Adjusted free cash flow $2.1 $7.2 $80.1 $100.7

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